Exhibit 99(10)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of The Ohio National Life Insurance Company:

We consent to use of our reports for Ohio National Variable Account A dated April 11, 2012, and for The Ohio National Life Insurance Company and subsidiaries dated April 4, 2012 incorporated by reference herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information incorporated by reference in post-effective amendment no. 11 to File No. 333-164069 on Form N-4.

/s/ KPMG LLP

Columbus, Ohio

September 25, 2012